CERTIFICATION OF CEO AND CFO PURSUANT TO SECTION 906

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of PerkinElmer, Inc. (the “Company”) for the period ended December 29, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert F. Friel, Chairman, Chief Executive Officer and President of the Company, and Frank A. Wilson, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Based on my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	Based on my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 25, 2014	/S/ ROBERT F. FRIEL
Robert F. Friel
Chairman, Chief Executive Officer and President

Date:	February 25, 2014	/s/ FRANK A. WILSON
Frank A. Wilson Senior Vice President and Chief Financial Officer